Exhibit 3.76

FILING #0005078388 PG 01 OF 03 VOL B-01923
FILED 03/31/2014 10:00 AM PAGE 00425
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

State of Connecticut

Certificate of Conversion

From a Corporation to a

Limited Liability Company pursuant to

CT GEN STAT § 34-635 (2012)

1.	The jurisdiction where the Corporation first formed is Connecticut.

2.	The jurisdiction immediately prior to filing this Certificate is Connecticut.

3.	The date the Corporation first formed is September 23,1954.

4.	The name of the converting Corporation immediately prior to filing this Certificate is HARCO LABORATORIES, INCORPORATED.

5.	The name of the converted Limited Liability Company as set forth in the Articles of Organization is HARCO LLC.

6.	The plan of conversion was approved in accordance with Part IV of Chapter 616 of the Connecticut General Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 31st Day of March, A.D. 2014.

HARCO LABORATORIES, INCORPORATED

By:
Gregory Rufus, Authorized Person

FILING #0005078388 PG 02 OF 03 VOL B-01923
FILED 03/31/2014 10:00 AM PAGE 00426
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE
SECRETARY OF THE STATE OF CONNECTICUT
MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06116-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov
[GRAPHIC APPEARS HERE]
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY - DOMESTIC
C.G.S. §§34-120; 34-121
USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.
FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):
FILING FEE: $120
NAME:
MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”
ADDRESS:
CITY:
STATE:
ZIP: 186 Cedar Street
1. NAME OF LIMITED LIABILITY COMPANY - REQUIRED: (MUST INCLUDE BUSINESS DESIGNATION I.E. LLC, L.L.C., ETC.)
HARCO LLC
2. DESCRIPTION OF BUSINESS TO BE TRANSACTED OR PURPOSE TO BE PROMOTED - REQUIRED:
ATTACH 81/2 X 11 SHEETS IF NECESSARY.
The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be formed under the Connecticut Limited Liability Company Act.
3. LLC’S PRINCIPAL OFFICE ADDRESS - REQUIRED:
(NO P.O. BOX) PROVIDE FULL ADDRESS. “SAME AS ABOVE” NOT ACCEPTABLE.
ADDRESS: 186 Cedar Street
CITY: Branford
STATE: CT
ZIP: 06405
4. MAILING ADDRESS, IF DIFFERENT THAN #3: PROVIDE FULL ADDRESS, “SAME AS ABOVE” NOT ACCEPTABLE.
ADDRESS: 1301 E. 9th Street, Suite 3000
CITY: Cleveland
STATE: OH
ZIP: 44114
5. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS - REQUIRED: (COMPLETE A OR B NOT BOTH)
A. IF AGENT IS AN INDIVIDUAL. PRINT OR TYPE FULL LEGAL NAME:
BUSINESS ADDRESS
CONNECTICUT RESIDENCE ADDRESS
(P.O. BOX NOT ACCEPTABLE) IF NONE, MUST STATE “NONE”
(P.O. BOX NOT ACCEPTABLE)
ADDRESS:
ADDRESS:
CITY:
CITY:
STATE:
STATE:
ZIP:
ZIP:
SIGNATURE ACCEPTING APPOINTMENT:

FORM LC-1-1.0
Rev. 1/11/2011

FILING #0005078388 PG 03 OF 03 VOL B-01923
FILED 03/31/2014 10:00 AM PAGE 00427
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE
B. IF AGENT IS A BUSINESS: PRINT OR TYPE NAME OF BUSINESS AS IT APPEARS ON OUR RECORDS: C T Corporation System
CT BUSINESS ADDRESS (P.O. BOX UNACCEPTABLE) ADDRESS: One Corporate Center
CITY: Hartford
STATE: Connecticut
ZIP: 06103-3220
SIGNATURE ACCEPTING APPOINTMENT ON BEHALF OF AGENT:
[GRAPHIC APPEARS HERE] Renee Cruz, Asst. Secretary
PRINT NAME & TITLE OF PERSON SIGNING:
6. MANAGER OR MEMBER INFORMATION-REQUIRED: (MUST LIST AT LEAST ONE MANAGER OR MEMBER OF THE LLC.)
ATTACH 81/2 X 11 SHEETS IF NECESSARY.
NAME
TITLE
BUSINESS ADDRESS (No. P.O Box)
IF NONE, MUST STATE “NONE”
RESIDENCE ADDRESS: (No. P.O Box)
TransDigm Inc.
Sole Member
1301 E.9th St.,Ste 3000 Cleveland, OH 44114
N/A
7. MANAGEMENT - PLACE A CHECK NEXT TO THE FOLLOWING STATEMENT ONLY IF IT APPLIES
MANAGEMENT OF THE LIMITED LIABILITY COMPANY SHALL BE VESTED IN A MANAGER OR MANAGERS
8. EXECUTION: (SUBJECT TO PENALTY OF FALSE STATEMENT)
DATED THIS 31st DAY OF March , 2014
NAME OF ORGANIZER
SIGNATURE
(PRINT OR TYPE)
Harco Laboratories, Incorporated converting entity Gregory Rufus, Authorized Person
AN ANNUAL REPORT WILL BE DUE YEARLY IN THE ANNIVERSARY MONTH THAT THE ENTITY WAS FORMED/REGISTERED AND CAN BE EASILY FILED ONLINE @ www.concord-sots.ct.gov
CONTACT YOUR TAX ADVISOR OR THE TAXPAYER SERVICE CENTER AT THE DEPARTMENT OF REVENUE SERVICES AS TO ANY POTENTIAL TAX LIABILITY RELATING TO YOUR BUSINESS, INCLUDING QUESTIONS ABOUT THE BUSINESS ENTITY TAX.
TAX PAYER SERVICE CENTER: (800) 382-9483 OR (860) 297-5962 OR GO TO www.ct.gov/drs

FORM LC-1-1.0
Rev. 1/11/2011
CT050 - 12/05/2011 C T System Online

STATE OF CONNECTICUT
SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE
I hereby certify that this is a true copy of record in this Office. In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 8TH day of MAY A.D. 2014
SECRETARY OF THE STATE